Exhibit 10.1
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                                                            EXECUTION COPY

                        ASSET SALE AGREEMENT

        AGREEMENT made this 3rd day of June, 2003, by and among MILDRED ELLEY SCHOOL, INC., a New York corporation having its principal place of business at 800 New Loudon Road, Suite 5120, Latham, New York 12110 ("Seller"), TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation having its principal place of business at 4 Hardscrabble Heights, Brewster, New York 10950 ("TASA"), TASA EDUCATIONAL SERVICES CORPORATION, a New York corporation having its principal place of business at 4 Hardscrabble Heights, Brewster, New York 10950 ("TESC" with TASA, the "Affiliates"), FAITH A. TAKES, an individual residing at 6139 Nott Road, Guilderland, NY 12084 ("Ms. Takes"), and EMPIRE EDUCATION CORPORATION, a Delaware corporation having its principal place of business at c/o Mildred Elley School, Inc., 800 New Loudon Road, Suite 5120, Latham, New York 12110 ("Purchaser").

                     W I T N E S S E T H:

        WHEREAS, the Seller is engaged in the business of maintaining and operating a post-secondary, degree granting school ("Institution") in the State of New York and an additional location of such Institution in the Commonwealth of Massachusetts (collectively, the "Business"); and

        WHEREAS, Purchaser desires to purchase from the Seller and the Seller desires to sell to the Purchaser, the Business and substantially all of its assets, upon the terms and conditions stated herein.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereby agree as follows:

        1. SALE AND TRANSFER OF ASSETS.
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           (a) On the terms and subject to the conditions of this
Agreement, except as set forth in subparagraph (b) below, the Seller shall sell, assign, transfer and deliver to the Purchaser on the Closing Date, as defined in Paragraph "13" hereof, and the Purchaser shall purchase from Seller, substantially all of the assets, properties and rights of Seller existing at the Closing Date, free and clear of all liens and encumbrances except as set forth on Schedule 1(a) (such assets, properties and rights to be sold herein shall be referred to as the "Assets"). Without limiting the foregoing, the Assets shall mean all assets of Seller used in the operation of the Business, including, without limitation, cash on hand (except as provided in Paragraph "2"); all tangible and intangible assets shown on Seller's January 31, 2003 balance sheet (excluding goodwill, if any); accounts; accounts receivable; pre-paid expenses; furniture and fixtures; machinery and equipment; the rights of Seller, if any, to the mortgage on 227 Quail Street, Albany, New York; catalogs (including but not limited to all advertising and marketing materials); books and records including all student records and lists; mailing lists; real and personal property leases;
inventory in all forms; library materials; all intellectual property and proprietary rights and interests (including but not limited to curriculum, trademarks, tradenames, servicemarks, copyrights, whether registered or applied for or at common law); licenses and permits used in the operation of all locations of the Business; and rights of Seller in the Business as currently operating, including, without limitation, all internet domain names and related registrations, the names of Seller "Mildred Elley School, Inc.", "Mildred Elley Business School," and all variations and derivatives thereof, and all contracts and contract rights.

           (b) Except as set forth on Schedule 1(b), Seller shall provide such bills of sale, assignments and other transfer documents necessary to sell, assign and transfer the Assets to Purchaser in form reasonably acceptable to Purchaser and, if applicable, suitable for filing or registration.

        2. ASSUMPTION OF CERTAIN LIABILITIES.
           ---------------------------------

           (a)     Except as specifically set forth in subsection
2(b) hereof, Seller shall assign and Purchaser will assume liabilities of Seller, including the following (collectively, the "Assumed Liabilities"):

                   (i) Seller's note dated as of November 2, 1998, in the original principal amount of $1,000,000.00 (the "Former
Mildred Elley Note") payable to the former Mildred Elley School,
Inc. ("Former Mildred Elley") and now payable as a result of dissolution of Former Mildred Elley to the former shareholders of Former Mildred Elley ("Former MESI Shareholders") and any other notes to Former MESI Shareholders (the "Other Former Mildred
Elley Notes" with the Former Mildred Elley Note, the "Former
Mildred Elley Notes";

                   (ii)    all liabilities of each of the
Affiliates (A) to the Former MESI Shareholders and the Former Mildred Elley and guarantors of Former Mildred Elley under the Asset Purchase Agreement between Former Mildred Elley and Seller dated as of November 2, 1998 (the "Asset Purchase Agreement"); and (B) claimed in that certain action by Ms. Takes and Former Mildred Elley against Seller and the Affiliates in Supreme Court, Albany County (the "Takes Litigation");

                   (iii) all accounts payable of Seller and all other liabilities on the (A) October 31, 2002 balance sheet, (B) January 31, 2003 trial balance of Seller and (C) as incurred or accrued thereafter in the ordinary course of business, except as specifically listed in subparagraph (b);

                   (iv) any additional liabilities of the Seller directly relating to the operations of Seller and known to, or arising from, or in connection with actions of, Ms. Takes or under her authority, including, but not limited to the Section
125 Plan,

                   (v)    all accrued and unpaid employment wages
and benefits, through the Closing Date and any COBRA obligations related to Seller and its employees;

                   (vi)    the $75,000 judgment entered against
Seller in favor of Ms. Takes in connection with the Takes
Litigation;

                   (vii) all liabilities that originate or result from the (A) U. S. Department of Education ("USDOE") recertification of the Institution and USDOE review of the change of ownership, (B) currently pending USDOE program review audits,
(C) currently pending referral to the Administrative Actions and Appeals Division; (D) pending New York State Department of Health audit; (E) any other regulatory matters, known to Seller, Ms.
Takes or Purchaser as of the Closing Date or arising from or in connection with compliance audits or any other regulatory reviews or audits conducted on or before the Closing Date, including, but not limited to the USDOE, any state educational regulatory body or any accrediting body; and (F) any other regulatory matters known as of the Closing Date to Ms. Takes or Purchaser, or Seller, or arising from or in connection with the period of ownership and operation of the Institution by either of Former Mildred Elley or Purchaser.

           (b)     Assumed Liabilities shall not include:

                   (i) Any obligation or liability of Seller with respect to income taxes and penalties and interest thereon, the TASA 401(k) Pension and Profit Sharing Plan (the "TASA Plan")
(except the obligation to remit to the taxing authorities and trustees of the TASA Plan any monies related to payroll taxes and benefits not yet paid or remitted as of Closing and monies collected or withheld from participants through the Closing
Date);

                   (ii) Any intercompany obligations among Seller, TASA and/or TESC, including, but not limited to those set forth on the Closing Balance Sheet, but specifically excepting payments for employee benefits owed by Seller to TASA and/or TESC, to the extent provided elsewhere in this Agreement;

                   (iii) Any obligation or liability involving a regulatory matter that was not known to Ms. Takes, Purchaser and Seller as of the Closing Date and which arises from or in connection with an audit or review or any findings noted therein, other than those audits and reviews described in Paragraph "2(a)(vii) hereof, conducted after the Closing Date; provided, however, only that portion of the obligation or liability that is allocable to the period between November 2, 1998 and the Closing Date shall be excluded from Assumed Liabilities;

           (c) Purchaser and Ms.Takes each specifically acknowledge that all liabilities of the Former Mildred Elley
401(k) Plan shall be liabilities of Purchaser or Ms. Takes.

           (d) Adjustments for actual cash accruals as of the Closing Date will be made for timing differences related to sales taxes, payroll, payroll taxes, employee vacations and health benefits, Section 125 Flexible Benefits Plan contributions and 401(k) contributions. Purchaser shall not accept any withholdings for the TASA Plan from employees of Seller from and after the Closing Date. Seller shall be obligated for all accrued and unpaid employment wages and benefits through the Closing Date; however cash on hand of Seller, or funds accrued or held in trust for same shall be used to pay same due to timing of payroll, withholdings and filing dates of taxes due. To the extent sufficient cash on hand is not available at Closing, Purchaser shall pay same to Seller at Closing.

           (e)     Seller and the Affiliates shall indemnify
Purchaser for any liability described in Paragraph "2(b) hereof, pursuant to the provisions of Paragraph "17" hereof.

           (f) Purchaser shall indemnify Seller and the Affiliates for any liability described in Paragraph "2(a)" hereof, pursuant to the provisions of Paragraph "17" hereof.

           (g) Seller and Purchaser agree that the contracts set forth on Schedule 2(g) annexed hereto and made a part hereof are Material Contracts which are necessary for the operation of the Business and Purchaser shall assume all such Material Contracts.
In addition, Purchaser shall assume all other contracts and commitments, all indentures, mortgages, security agreements, real and personal property, leases, loans and credit agreements, and all other agreements (including but not limited to any supply contracts, contracts for the purchase or sale of products or services, and agreements with students or staff, but excluding pension, profit sharing or retirement plans of Seller except as specifically provided elsewhere in this Agreement), imposing any obligation on Seller or to which any of its Assets are subject, the payments under which are reflected in the "Financial
Statements" as defined in Paragraph "6(e)" hereof, or which were incurred in the ordinary course of business of Seller and of which Ms. Takes has knowledge or should have knowledge as a result of her position as President and Chief Executive Officer of Seller.

        3. CONSIDERATION.
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           (a)     In consideration of the sale and purchase of the
Assets hereunder, assumption of the Assumed Liabilities, and the restrictive covenant of Seller as set forth in Paragraph "14" hereof, Purchaser shall pay Seller the following amounts
(collectively, the "Purchase Price"):

                   (i) On the Closing Date, Fifty Thousand and 00/100 Dollars ($50,000.00); and

                   (ii)    On the "Sale Date", an amount equal to
"Seller's Portion" of the "Net Proceeds from Sale" as such terms are defined in Paragraph "4(b)(iii)" below.

           (b) Purchaser and Seller agree the Purchase Price shall be allocated to net assets of Seller sold and transferred to Purchaser up to the amount as shown on the Closing Balance Sheet and thereafter shall be allocated to the covenant of Seller not-to-compete pursuant to Paragraph "14" hereof. The parties agree to cooperate in good faith and complete within the time periods required at law, Internal Revenue Service Form 8594 based upon the above allocation and the Closing Balance Sheet (as defined in Paragraph "10" hereof).

        4. PAYMENT OF PURCHASE PRICE.  Purchase Price shall be
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paid as follows:

           (a)     An amount equal to FIFTY THOUSAND DOLLARS
($50,000.00), payable at Closing by certified check or wire transfer to the account of Seller.

           (b)     (i)     On the Sale Date, all Net Proceeds of Sale,
regardless of form (e.g., cash, cash equivalents, stock certificates) by deposit on the Sale Date with the "Escrow
Agent" as defined in subparagraph "(vi)" hereof.

                   (ii)    Definitions:

                   "Acquiring Person" shall mean any and all persons or entities acquiring an interest in the Institution through a Sale or Transfer.

                   "Balance Sheet Liabilities" shall mean
liabilities of Purchaser as are reflected on (i) the immediately prior audited balance sheet of Purchaser as adjusted for liabilities incurred and paid in the ordinary course of business from the date of the audited balance sheet through the Sale Date; or, if available and in lieu of (i), (ii) an audited closing balance sheet of Purchaser prepared in connection with the Sale or Transfer to an Acquiring Person.

                   "Net Proceeds of Sale" shall be defined as the "net total consideration or remuneration", less usual and customary expenses of sale.

                   "Net total consideration or remuneration" shall be defined as (i) total consideration or remuneration, including the value of all liabilities assumed in connection with a Sale or Transfer, payable or paid by an Acquiring Person to any and all Purchaser Parties, regardless of form of payment, structure of transaction or allocation of consideration (e.g., payments for stock, assets, royalties, real property, leases, earn outs, consulting services, non-competition agreement), minus (ii) all "Balance Sheet Liabilities" other than Personal Liabilities, regardless of whether such Balance Sheet Liabilities were assumed by the Acquiring Person. For example and as illustrations only, assume a sale with total consideration of $5M at a time when the Purchaser has $3M of Balance Sheet Liabilities and $1M of Personal Liabilities:

1.      Price is $5M ($3M cash plus $2M Balance Sheet Liabilities):
        Net total consideration or remuneration is ($3M + $2M) - $3M = $2M.

2.      Price is $5M cash; no liabilities assumed:
        Net total consideration or remuneration is $5M - $3M = $2M

3.      Price is $1M cash and all liabilities are assumed:
        Net total consideration or remuneration is ($1M +[$3 + $1
        Personal Liab.]) - $3M = $2M.

                   "Permitted Change" for purposes of subparagraph
(iv) below, shall be defined as the establishment of locations or branches of Purchaser or any affiliate of Purchaser or Ms. Takes
(i) outside a twenty-five mile radius of each of the Latham and Pittsfield campuses or (ii) at or within a twenty-five mile radius of either of the Latham and Pittsfield campuses if not offering any competitive curriculum, or programs with those offered at either campus at anytime during the term of this Agreement.

                   "Personal Liabilities" shall mean any and all Balance Sheet Liabilities of Purchaser as of the Sale Date to (i) any Former Mildred Elley Shareholder (including, but not limited to, the Former Mildred Elley Notes, settlement with Lynne Francey, if any, and $75,000 judgment in favor of Ms. Takes in the Takes Litigation), and (ii) any shareholder, officer or director of Purchaser or Former Mildred Elley, or affiliate of either; or by any relative or personal friend of any of the foregoing, unless such liability arises from a loan by any such person after the date hereof to Purchaser for a reasonable business purpose on commercially reasonable and customary terms and conditions and which is to be amortized over a period not to exceed five (5) years. It is understood and agreed that in connection with the First Day Balance Sheet, Purchaser contemplates the inclusion as liabilities on such First Day Balance Sheet, approximately $649,000 of obligations under Former Mildred Elley Notes and approximately $60,000 relating to notes of Seller to Ms. Takes which were the subject of the judgment in the Takes Litigation. It is intended that regardless of the form of restructure by Purchaser of any and all Personal Liabilities, on the Sale Date, to the extent Purchaser remains obligated for payments arising from or in connection with any such restructured Personal Liabilities, they shall continue to be deemed Personal Liabilities for purposes of the calculation of net total consideration or remuneration (e.g., if Purchaser obtains a third party loan in payment of such liabilities).

                   "Purchaser Parties" shall mean any and all of Purchaser, Ms. Takes, any other owner of Purchaser, beneficial or otherwise, or employee, director or officer of Purchaser.

                   "Sale Date" shall mean the date of closing of a Sale or Transfer.

                   "Sale or Transfer" shall mean any sale or
transfer involving a change of control which shall be deemed to have occurred upon the (i) acquisition of beneficial ownership of fifty (50%) percent or more of the then outstanding shares of the Purchaser's capital stock; (ii) approval by the stockholders of Purchaser of a reorganization, share exchange, merger or consolidation with respect to which, in any such case, the persons who were the stockholders of Purchaser immediately prior to such event do not, immediately thereafter, own more than fifty (50%) percent of the combined voting power entitled to vote;
(iii) liquidation or dissolution of Purchaser; (iv) a sale of all or substantially all of the assets of Purchaser; or (v) filing of a change of ownership application with the U.S. Department of Education ("USDOE"). On or before June 1, 2010, the
Institution shall be listed for sale with reputable industry agents and marketed at a multiple of earnings consistent with the
industry norm.   From and after such date, Purchaser and Ms.
Takes shall make continuing good faith best efforts to conclude such sale. The terms of each listing of sale of the Institution and copies of all offers received, inclusive of any appraisals or valuations by any party, and draft and final closing documents for the sale shall be delivered to Seller when received by Purchaser or Ms. Takes. In any instance in which value or price is being determined by fair market value and particularly, but not limited to the case of any of transaction described in items
(ii) or (iii) above, Purchaser shall provide not less than three
(3) weeks prior to closing an independent appraisal. Seller and Purchaser shall jointly agree on the appraiser to perform the valuation and each of Seller and Purchaser shall receive a copy of the appraisal immediately upon its issuance.

                   "Seller" for purposes of this Paragraph "4", shall mean Seller, any affiliate of Seller, the Affiliates, or any successor to any Affiliate.

                   "Seller's Portion" shall mean twenty-five (25%) percent.

                   (iii)   No Sale or Transfer shall be made in
which any of Seller's Portion of Net Proceeds of Sale is not paid in full on the Sale Date, unless on or prior to the Sale Date, the Acquiring Person or Purchaser has provided to Seller such security for such unpaid amount as Seller believes reasonable and Seller reasonably determines that such Acquiring Person has the financial ability and resources to insure payment thereof to Seller. Seller shall make its determination as to the reasonableness of the security offered and financial ability of the Acquiring Person within three (3) business days of being provided with information reasonably sufficient to make such determination.

                   (iv) Calculation of Seller's Portion of Net Proceeds of Sale is intended to be limited to consideration and remuneration allocable to the Institution in its current configuration assuming no institution other than through a Permitted Change is established by Purchaser, Ms. Takes, or any affiliate of either from the date hereof through and including the Sale Date, i.e., a New York-based main campus, USDOE OPEID No. 022195 - 01, currently located in Latham, New York, and a Massachusetts branch OPEID No. 022195 - 02, currently located in Pittsfield. If a "Permitted Change" in the configuration of the Institution occurs between the Closing Date and Sale Date, the value of the Institution as a whole as configured on the Sale Date shall be determined by an independent fair market value appraisal of Purchaser, by an appraiser mutually agreed upon by each of Purchaser and Seller, and Net Proceeds of Sale shall be allocated to each such location on a pari passu basis in accordance with the number of students at each location of Purchaser at the Sale Date, except that in the calculation of Net Proceeds of sale, liabilities which were specifically incurred in connection with a particular campus shall be allocable to such campus. If a change in the configuration is not a Permitted Change, Net Proceeds of Sale shall be allocable in total to the Latham and Pittsfield locations.

                   (vi) Any balance of the Seller's Portion of the Net Proceeds of Sale which is not paid on the Sale Date shall be paid thereafter by Purchaser Parties to Seller in the same amount, including any interest, late fees and penalties thereon, and on the same terms and conditions as consideration received by Purchaser Parties from the Sale or Transfer until Seller or the Escrow Agent has received such balance of Seller's Portion of the Net Proceeds of Sale. Any balance of Seller's Portion of Net Proceeds of Sale, and interest thereon, shall be payable in full by Purchaser Parties to Seller or the Escrow Agent, as the case may be, on the date on which any further sale or transfer of the Institution, or any portion thereof, by an Acquiring Person occurs.

                   (vii)   The parties agree that any funds or
other consideration payable to or to be deposited with the Escrow Agent pursuant to this Agreement (collectively, the "Escrow Amount") shall be deposited with counsel for Purchaser, as
Escrow Agent. The Escrow Agent shall hold the Escrow Amounts pursuant to the terms and conditions of the Escrow Agreement annexed hereto as Exhibit "A" (the "Escrow Agreement").
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        5. SALES TAX.  Purchaser and Seller agree to cooperate in
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complying with the requirements of New York law with respect to the transfer of assets contemplated hereunder, including but not limited to notice by Seller to the State of New York and payment by Purchaser at Closing of any amount required in connection with any sales tax obligations on the Assets.

        6. REPRESENTATIONS OF SELLER.  Seller makes the following
           -------------------------
representations and warranties to Purchaser, which shall be true and correct on the date hereof and as of the Closing Date, except as otherwise disclosed to Purchaser in writing and agreed to by Purchaser; notwithstanding the foregoing, for purposes of these representations and warranties and any indemnification by Seller or the Affiliates for breaches thereof, Seller and the Affiliates shall not be deemed to have misrepresented or breached if Ms. Takes, individually, or as an officer, director, or employee of Seller or the Affiliates, had or has any actual knowledge or reasonably should have knowledge with respect to the subject matter of any such representation and warranty which knowledge if disclosed herein would make the statements of Seller or the Affiliates true and not materially misleading:

           (a) Seller is a corporation duly organized and existing and in good standing under the laws of the State of New York and is duly qualified to transact business in the State of New York. Seller is a corporation duly qualified to do business and in good standing as a foreign corporation under the laws of
the Commonwealth of Massachusetts.   Seller has full power and
authority to perform its obligations as provided in this Agreement. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all requisite corporate action, and will not conflict with or breach any provision of any agreement to which Seller is a party or by which it may be bound, the Certificate of Incorporation or By-Laws of Seller.

           (b) Except as set forth on Schedule "6(b)", Seller
                                      ---------------
owns and holds and shall own and hold as of the Closing Date, good and merchantable title, free and clear of any liens, encumbrances, charges or assessments, to all of the Assets, including, without limitation, those shown on its most recent audited financial statements except (i) assets disposed of since the date thereof in the ordinary course of business, (ii) liens set forth on such financial statements and (iii) liens or other encumbrances securing taxes which are not yet due and payable and arising out of or incurred in the ordinary course of business. The Assets constitute all of the assets of the Seller, TESC or TASA necessary to operate the Business to the full extent of its current operation.

           (c) Except as disclosed on Schedule "6(c)", to the
                                      ---------------
actual knowledge of Seller, Seller is not in breach of any Material Contract, and no event which with notice or lapse of time, or both, would constitute a breach thereof has occurred and is continuing. Seller has delivered true and complete copies of the Material Contracts not already in Ms. Takes' possession to Purchaser.

           (d) Except as disclosed on Schedule "6(d)" hereto,
                                      --------------
no officer of Seller, excepting Ms. Takes, has received any notice of, and there are no actions, suits or proceedings pending to which Seller is a party, and Seller has no knowledge of any actions, suits or proceedings threatened, against Seller affecting Seller, or the Business or any of the Assets to be transferred under this Agreement, or which would prevent or substantially hinder the consummation of the transactions contemplated by this Agreement.

           (e) Seller has delivered or shall deliver to Purchaser prior to Closing:

               (1) audited Financial Statements for the Years
Ended October 31, 1999, 2000, 2001 and 2002 with the Independent
Auditors Report (the "Audited Financial Statements") and

               (2) management prepared trial balance for the 3-month period ending January 31, 2003 (the "Management Financial
Statements");

(1) and (2) above being known hereinafter collectively as the "Financial Statements". The Audited Financial Statements (A) are true and correct in all material respects, and (B) fairly present the financial positions and results of operations and cash flows of Seller in accordance with generally accepted accounting principles consistently applied, as at such dates and for the years or periods then ended. The Management Financial Statements to the actual knowledge of Seller (A) are true and correct in all material respects and (B) fairly present the financial positions and results of operations and cash flows of Seller as at such date and for the period then ending.

           (f) Seller carries insurance with reputable insurers in respect of its Assets and the Business.

           (g) Except as set forth on Schedule 6(g), to the actual knowledge of Seller, from October 31, 2002 to the date of this Agreement, (i) there has been no material adverse change in the Assets or the financial condition or in the operations and prospects of Seller or the Business from that shown in the Audited Financial Statements for the Fiscal Year ended on such date, except as may be shown in the Management Financial Statements issued thereafter, (ii) no assets owned or leased by the Seller or used in the Business have suffered any material destruction or damage which is not reasonably insured or would have a material adverse effect on the Assets; and (iii) the Business has been conducted in the ordinary course, excepting such actions necessary for the completion of the transactions contemplated hereunder.

           (h) Annexed hereto as Schedule "6(h)", is a list and
                                 ---------------
description, true and correct in all material respects, of all United States and foreign patent, trademark and trade name registrations, unexpired as of the date hereof, all material United States and foreign applications pending on said date for any patent, trademark, trade name, or copyright registrations and all material trademarks, trade names, label and other trade rights in use on the date hereof, all of the foregoing being owned, in whole or in part on said date by Seller and all licenses granted by or to Seller relating to any of the preceding categories.

           (i) The furniture, fixtures and equipment of Seller are, and will be on the Closing Date, transferred and sold "as is" with no representation or warranty.

           (j) Except as disclosed on Schedule "6(j)", all
                                      ---------------
federal state, county, local and other taxes, including, without limitation, income taxes, corporate franchise taxes, ad valorem taxes, employment taxes and sales taxes due and payable by Seller on or before the date of this Agreement (including any penalties and interest thereon) have been paid, and all tax returns and reports required to be filed with all such taxing authorities have been filed when due or appropriate extensions as noted on Schedule "6(j)" filed therefore (the "Returns"). The provisions for taxes included in the Audited Financial Statements are adequate for the payment of all accrued and unpaid taxes of
Seller.   Seller has no outstanding or unsatisfied deficiency
assessments with respect to any taxes. All such returns are true, complete and correct and in material compliance with all applicable laws, rules and regulations related to such returns.

           (k) Seller is not a party to any collective bargaining agreement.

           (l) No representation or warranty by Seller contained in this Agreement (including the Schedules and Exhibits) nor any written representation to be made or furnished hereafter by Seller in connection with the transactions contemplated hereby, contains or will contain any material error or misstatement of material fact or omits or will omit to state any material fact necessary to make the representations or statements contained herein or therein not materially misleading.

           (m) Except as disclosed on Schedule "6(m)", no consent
                                      ---------------
or approval is required for the due execution, delivery and performance by Seller of this Agreement, including the assignment of any Material Contracts to Purchaser, except for consents which have been duly and validly obtained by Seller and are now in full force and effect and copies of which have been delivered to Purchaser or the obtaining of which has been assumed in writing by Purchaser.

           (n) To the actual knowledge of Seller and except as provided in Schedule "6(n)":
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               (1) Seller has not used its Assets or the
Business for the storage, treatment, transportation, handling, production or disposal of any Hazardous Substance (as defined below).

               (2) all environmental permits and licenses required by the operations of Seller on the premises of the Business have been obtained and are in full force and effect.

"Hazardous Substance" means, without limitation, any flammables,
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explosives, radon, radioactive materials, asbestos, urea
formaldehyde foam insulation, polychlorinated-biphenyl, petroleum and petroleum based products or by-products, methane, hazardous materials, medical waste, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), Articles 15 and 27 of the New York State Environmental Conservation Law and in the regulations promulgated thereunder. The term "Hazardous Substance" does not include consumer products which are packaged for, stored, and used by a consumer with reasonable care and for their intended use.

           (o) Except as disclosed on Schedule "6(o)" and
                                      ---------------
specifically excepting from any representation or warranty, any such plan or trust of Former Mildred Elley, Seller does not have and never has had any employee pension benefit plan or trust which is covered by Title IV of ERISA. Each disclosed plan or trust in which Seller participates either as sponsor or trustee, is in compliance with the plan documents related thereto and all federal and state laws, rules and regulations applicable thereto. Seller is not a party to any multi-employer pension benefit plan or trust as defined in ERISA. Schedule "6(o)" contains a true and complete list of all other employee benefit plans and a description of any other benefits provided by Seller to the employees of the Business. Seller shall be responsible for and shall take such steps as are required with respect to any existing plan of Seller not assumed by Purchaser hereunder, including, but not limited to, notices to participants.
Purchaser shall, as of the Closing, assume the obligations of the
Section 125 Plan listed thereon, and shall deliver to Seller evidence of same.

           (p) This Agreement and each of the Exhibits thereto to which Seller is a party have been duly executed and delivered by Seller, are legal, valid and binding obligations of Seller, and enforceable against it in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors rights generally and (ii) general principals of equity (regardless of whether considered in the proceeding in equity or in law).

           (q) The Bill of Sale and instruments of assignment,
when executed and delivered to Purchaser will transfer to
Purchaser all of the Assets, free and clear of all mortgages, liens, charges and encumbrances, of any nature whatever except as provided on Schedule "6(q)" hereto.
            ---------------

           (r) Since January 31, 2003:

               (1) Seller has and shall continue to use its best efforts to conduct its business in the ordinary course of business.

               (2) Seller has and shall continue to use its best efforts to meet the contractual obligations and to pay its obligations as they mature in the ordinary course of business.

               (3) Seller has and shall continue to use its best efforts to preserve intact the business organization and the goodwill of Seller, its current staff, both independent contractors and employees, its students, suppliers, teachers and others having business relations with it.

               (4) Seller has kept and shall continue to use its best efforts keep the insurance now maintained with respect to the Assets in full force and effect.

               (5) No dividends, and no payments to Affiliates shall be made except in the ordinary course of business.

           (s) Seller has not granted any power of attorney to any person in connection with the Business.

           (t) Qualifications.

               (1) Neither Seller, nor any person or entity that exercises substantial control over the Seller (as the term "substantial control" is defined in 34 C.F.R. Paragraph 600.21(a)(6)), nor any member of such person's family (as the term "family" is defined in 34 C.F.R. 600.21(f)), alone or together, (i) owes, or
(ii) exercises or exercised substantial control over another school or third-party servicer (as that term is defined in 34
C.F.R. 668.2) that owes a liability for a violation of a Title IV Program requirement which liability is not being repaid in accordance with an agreement with USDOE.

               (2) Neither Seller, nor any person or entity that has the power to exercise substantial control over Seller, has filed for relief in bankruptcy or had entered against it an order for relief in bankruptcy.

               (3) The Seller has not pled guilty to, pled nolo contendere to, or been found guilty of, a crime involving the acquisition, use or expenditure of funds under the Title IV Programs or been judicially determined to have committed fraud involving funds under the Title IV Programs.

               (4) The Seller has not knowingly employed in a capacity involving administration of funds under the Title IV Programs or the receipt of funds under those programs, any individual who has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of federal, state or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state or local government funds.

               (5)  The representations of Seller in Section
6(t)(1)-(4) shall not extend to Ms. Takes.

        7. REPRESENTATIONS OF TASA AND TESC.  TASA and TESC make
           --------------------------------
the following representations and warranties to Purchaser, which shall be true and correct on the date hereof and as of the Closing Date, except as otherwise disclosed to Purchaser in writing and agreed to by Purchaser; notwithstanding the foregoing, for purposes of these representations and warranties and any indemnification by Seller or the Affiliates for breaches thereof, Seller and the Affiliates shall not be deemed to have misrepresented or breached if Ms. Takes, individually, or as an officer, director, or employee of Seller or the Affiliates, had or has any actual knowledge or reasonably should have knowledge with respect to the subject matter of any such representation and warranty which knowledge if disclosed herein would make the statements of Seller or the Affiliates true and not materially misleading):

           (a) TASA is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in the State of Delaware and qualified as a foreign corporation in those jurisdictions where such qualification is required by its operation. TESC is a corporation duly organized and existing and in good standing under the laws of the State of New York and is duly qualified to transact business in the State of New York and qualified as a foreign corporation in those jurisdictions where such qualification is required by its operation. Each of TASA and TESC has full power and authority to perform its obligations as provided in this Agreement. The execution and delivery by TASA and TESC of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all requisite corporate action, and will not conflict with or breach any provision of any agreement to which either is a party or by which either may be bound, or the Certificate of Incorporation or By-Laws of TASA or TESC.

           (b) Except as disclosed on Schedule "7(b)" hereto, neither TASA nor TESC has received any notice, nor has any actual knowledge of any actions, suits or proceedings pending to which Seller, TASA or TESC is a party, or threatened against Seller, TASA or TESC affecting Seller, or the Business or any of the Assets to be transferred under this Agreement, or which would prevent or substantially hinder the consummation of the transactions contemplated by this Agreement.

           (c) No representation or warranty by TASA or TESC contained in this Agreement (including the Schedules and Exhibits) nor any written representation to be made or furnished hereafter by TASA or TESC in connection with the transactions contemplated hereby, contains or will contain any material error or misstatement of material fact or omits or will omit to state any material fact necessary to make the representations or statements contained herein or therein not materially misleading.

           (d) This Agreement and each of the Exhibits thereto to which either of TASA or TESC is a party have been duly executed and delivered by TASA and TESC, as applicable, are legal, valid and binding obligations of TASA and TESC, as applicable, and enforceable against it in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors rights generally and (ii) general principals of equity (regardless of whether considered in the proceeding in equity or in law).

        8. REPRESENTATIONS AND WARRANTIES BY PURCHASER AND MS.TAKES.
           --------------------------------------------------------

           (a) Purchaser makes the following representations and warranties to Seller, which shall be true and correct on the date hereof and as of the Closing Date, except as otherwise disclosed to Seller in writing and agreed to by Seller:

                   (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in New
York and Massachusetts and the other jurisdictions in which the business of Purchaser would require such qualification.
Purchaser has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

                   (ii) Ms. Takes now owns (and will own on the Closing Date) beneficially and of record all of the issued capital stock of Purchaser, free and clear of any liens, claims, charges, options or encumbrances. There are no existing options, warrants, subscription rights, convertible securities or similar rights granted by Purchaser or Ms. Takes, or any commitments or agreements of any character to which Purchaser or Ms. Takes is a party, relating to the authorized or issued capital stock of Purchaser. No issuance or transfer of any stock of Purchaser or Ms. Takes shall be made prior to the Sale Date unless each recipient or transferee of such stock agrees in writing to assume or guaranty the obligations of Purchaser and Ms. Takes to Seller and the Affiliates under this Agreement and Seller is reasonably assured of the financial capability of such transferee to meet such obligations.

                   (iii)   From the Closing Date, through and
including the Sale Date, Purchaser shall use its best efforts to
(A) operate the Institution to meet and maintain compliance with USDOE requirements, including, but not limited to, all USDOE requirements pertaining to financial responsibility and administrative capability; (B) maintain the Institution's eligibility and certification to participate in USDOE student loan and financial aid programs for which the Institution is currently approved for participation; (C) maintain the Institution's accreditation from ACICS; (D) maintain the Institution's licensure and approval from the New York State DOE and the State of Massachusetts DOE; (E) not enter into any contracts or agreements which restrict a sale of the Institution as contemplated in Paragraph "2". Through and including the Sale Date, Purchaser shall not transfer any interest in the assets of Purchaser without fair market value consideration in exchange therefore or replacement of such assets with assets of equal or greater value. If Purchaser determines any assets are to be transferred without such fair market value consideration replacement, Seller shall receive written notice thereof with reasonable evidence of value and the terms of such transfer, and Net Proceeds of Sale allocable to Seller, shall be increased by Seller's Portion of such fair market value. Fair market value of any assets transferred shall be net of any debt of Purchaser on such assets.

                   (iv) The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or violate any contract or agreement to which Purchaser is a party or by which it may be bound, are not contrary to the certificate of incorporation or by-laws of Purchaser and are not contrary to any order of any court to which Purchaser is subject.

                   (v) The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms.

                   (vi) There are no actions, suits or proceedings pending, and Purchaser has no knowledge of any actions, suits or proceedings threatened, against Purchaser or Ms. Takes which would materially affect Purchaser or Ms. Takes or which would prevent or substantially hinder the consummation of the transactions contemplated by this Agreement.

                   (vii) Purchaser is not in default under any commitment, contract, agreement, lease or other document to which it is a party or to which it may be bound, and which would have a material effect on either corporation's abilities to consummate the transactions contemplated hereunder. To Purchaser's actual knowledge, no event has occurred which, with the lapse of time, would constitute such a material default thereunder.

                   (viii)  Purchaser (A) has received all
information in respect of the Business, including the Assets and Assumed Liabilities, as it has deemed important in making the decision to buy the Business, including the Assets and Assumed Liabilities from Seller and has been afforded the opportunity to ask questions of and receive answers from Seller's senior management concerning the Business, including the Assets and Assumed Liabilities and the present and prospective business prospects of the Business; (B) has had access to and received sufficient information to fairly value the Business, including the Assets and Assumed Liabilities; (C) has knowledge and experience in financial and business matters relating to the operation of the Institution and accordingly is capable of evaluating and has evaluated the merits of the transactions contemplated hereby; and (D) has made the determination to enter into such transactions based upon its own evaluation of the value of the Business, including the Assets and Assumed Liabilities, and the present and prospective prospects of the Business.

                   (ix) As of the date hereof, Purchaser has, and as of the Closing Date, Purchaser will have full financial capacity to perform its obligations hereunder including, without limitation, to pay the Purchase Price as and when due. Without limiting the foregoing, Purchaser acknowledges that financing of the Purchase Price is not a condition to Closing, and represents and warrants that it does not require financing to fund payment of the Purchase Price as and when due.

           (b) Ms. Takes and Purchaser make the following representations and warranties to Seller, which shall be true and correct on the date hereof and as of the Closing Date, except as otherwise disclosed to Seller in writing and agreed to by Seller:

                  (i)     Since January 31, 2003:

                  (1) Ms. Takes has and shall continue to use her best efforts to conduct the Business in the ordinary course of business.

                  (2) Ms. Takes has and shall continue to use her best efforts to cause Seller to meet the contractual obligations and to pay its obligations as they mature in the ordinary course of business.

                  (3) Ms. Takes has and shall continue to use her best efforts to preserve intact the Business organization and the goodwill of Seller, its current staff, both independent contractors and employees, its students, suppliers, teachers and others having business relations with it.

                  (4) Ms. Takes has and shall continue to use her best efforts to keep the insurance now maintained with respect to the Assets in full force and effect.

                  (ii) To the actual knowledge of Ms. Takes, from October 31, 2002 to the date of this Agreement, (A) there has been no material adverse change in the Assets or the financial condition or in the operations and prospects of Seller or the Business from that shown in the Audited Financial Statements for Fiscal Year Ended such date, except as may be shown in the Management Financial Statements issued thereafter, (B) no assets owned or leased by the Seller or used in the Business have suffered any material destruction or damage which is not reasonably insured or would have a material adverse effect on the Assets; and (C) the Business has been conducted in the ordinary course, excepting such actions necessary for the completion of the transactions contemplated hereunder or as disclosed in writing pursuant to the terms of this Agreement.

                  (iii)   Neither Purchaser nor Ms. Takes has any
knowledge which if disclosed would make any of the representations, covenants and warranties of Seller in this Agreement misleading or untrue in any material respect.

        9. EMPLOYMENT CONTRACTS.   At the Closing, in
           --------------------
consideration of the transactions contemplated hereunder, Purchaser shall deliver to Seller:

           (a)     from each of Faith Takes and Lucille Allaire-
Gosselin, a release of TASA, TESC and Seller from all obligations under the terms of their current employment agreements with
Seller, in the form of Exhibit "B" hereto; and
                       -----------

           (b) from Ms. Takes, an executed copy of her employment agreement with Purchaser (the "Takes Employment Agreement"), in form and substance reasonably acceptable to Seller which shall provide at a minimum that (i) Ms. Takes shall be employed from the Closing Date and through the Sale Date on a best efforts basis as President and Chief Executive Officer of Purchaser and the Institution and committed to such time and effort as is necessary to perform the functions of the office, unless she is permanently disabled and incapable of performing such functions;
(ii) compensation limits which are normal and customary for the position; (iii) a noncompetition agreement; and (iv) no form of golden parachute or similar change of control payment obligations in favor of Ms. Takes.

       10. CLOSING BALANCE SHEET.  Seller shall deliver to
           ---------------------
Purchaser an audited balance sheet prepared in accordance with generally accepted accounting principals consistently applied for the fiscal period ended on the Closing Date (the "Closing Balance Sheet"). Seller shall deliver the Closing Balance Sheet within forty-five (45) days of Closing.

       11. CONDITIONS TO CLOSING BY PURCHASER.  The obligations of
           ----------------------------------
Purchaser hereunder, are specifically contingent on the following conditions to be met on or before Closing, each of which may be waived by Purchaser in its sole discretion:

           (a)     Receipt of all approvals, if any, from the New
York State Education Department and the Massachusetts Department of Education required by such authorities prior to closing a sale of assets of Seller.

           (b) Satisfaction by counsel to Purchaser that the corporate status and proceedings of Seller are in satisfactory order, that Seller, except to the extent otherwise excepted in this Agreement, has good and marketable title to the Assets and that Seller can transfer the Assets, subject to such exceptions, free and clear of any and all liens and encumbrances.

           (c) Approval of the transaction by all lenders and financing entities of Seller and its Affiliates where such approval is required under the terms of any financing document.

           (d) Seller shall have completed and filed (or filed appropriate extensions of time to file accompanies with payment of taxes shown as due thereon) of all Federal and State tax returns for the year ending October 31, 2002.

           (e) Seller and Purchaser shall have complied with any and all applicable provisions of federal and state securities laws, rules and regulations, including the submission of financial information in such form as required thereby.

           (f) Receipt of all required approvals and consents to assignment of all Material Contracts.

           (g) Execution and delivery to Ms. Takes by Seller of a general release in connection with her employment agreement with Seller including a release from the covenant not to compete, in a form acceptable to counsel to Purchaser, but excepting therefrom obligations of Ms. Takes under this Agreement and the documents executed in connection therewith.

           (h) Seller shall have delivered to Purchaser an opinion of counsel to Seller in a form that is reasonably satisfactory to Purchaser; provided that Seller shall not deliver an opinion of counsel with respect to regulatory compliance with requirements or related matters of USDOE, New York State DOE, State of Massachusetts DOE, ACICS or other similar or related regulatory authorities.

           (i) Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller on or prior to or at the Closing.

       12. CONDITIONS OF SELLER TO CLOSING.
           -------------------------------

           The obligations of Seller hereunder are specifically contingent on the following conditions to be met on or before Closing, each of which may be waived by Seller in its sole discretion:

           (a) Satisfaction by counsel to Seller that the corporate status and proceedings of Purchaser are in satisfactory order.

           (b) Purchaser shall have delivered to Seller and any named defendants in the Takes Litigation, a fully executed stipulation of discontinuance from Former Mildred Elley and Ms.
Takes, individually, with prejudice, discontinuing the Takes
Litigation, in a form satisfactory to counsel to Seller.

           (c) Purchaser shall have delivered to Seller, a fully executed satisfaction of judgment, in form for filing and subject to approval of counsel to Seller, of the $75,000 judgment entered against Seller in favor of Ms. Takes in the Takes Litigation.

           (d) The Capital Bank and Trust Company debt of Seller shall have been paid in full or assumed by Purchaser, and Purchaser shall obtain and deliver to Seller and its Affiliates, as applicable, a release, in form satisfactory to counsel to Seller, from any and all obligations, guarantees and security interests granted by Seller and its Affiliates pertaining to such debt.

           (e) The SBA loan of Seller shall have been paid in full or assumed by Purchaser, and Purchaser shall obtain and deliver to Seller and its Affiliates, as applicable, a release, in form satisfactory to counsel for Seller, from any and all obligations, guarantees and security interests granted by Seller and its Affiliates pertaining to such SBA loan.

           (f) The TFC Credit facility of Seller shall have been paid in full or assumed by Purchaser, and Purchaser shall obtain and deliver to Seller and its Affiliates, as applicable, a release, in form satisfactory to counsel for Seller, from any and all obligations, guarantees and security interests granted by Seller and its Affiliates pertaining to such TFC Credit facility.

           (g) Purchaser shall have delivered to Seller general releases, in the form annexed hereto as Exhibit "C", executed
                                        -----------
by all of the Former Mildred Elley Shareholders, releasing
Seller, TASA and TESC and their directors, shareholders, officers, employees and agents from any and all obligations and guarantees under or relating to the Former Mildred Elley Notes and the Asset Purchase Agreement between Seller and Former
Mildred Elley. In lieu of the release of Lynne Francey, Purchaser and Ms. Takes shall deliver to Seller an indemnification agreement in form satisfactory to Seller executed by Purchaser and Ms. Takes, personally, indemnifying, defending and holding harmless Seller, TASA and TESC and each of their directors shareholders, officers, employees and agents from any and all obligations and guarantees to Lynne Francey as a former shareholder of Former Mildred Elley or under the Asset Purchase Agreement.

           (h) Purchaser shall have delivered to Seller general releases, in form satisfactory to counsel to Seller, of Seller, TASA and TESC and their directors, shareholders, officers, employees and agents from and against all obligations under or relating to all other existing lending arrangements, and all contracts and liabilities assumed by Purchaser in accordance with this Agreement. Seller agrees to cooperate with Purchaser in good faith to obtain these releases.

           (i) Purchaser shall have delivered to Seller from each of Ms. Takes and Ms. Allarie-Gosselin, and any other employees under written contract with Seller, a general release, in form satisfactory to counsel for Seller, of Seller, TASA and TESC and their directors, shareholders, officers, employees and agents from and against all obligations under or relating to any written employment agreement with Seller and any obligations of Seller and its Affiliates thereunder, in form reasonably acceptable to counsel to Seller.

           (j) Purchaser shall have delivered to Seller an opinion of counsel to Purchaser and Ms. Takes in a form that is reasonably satisfactory to Seller.

           (k) Approval of the transaction by the Board of Directors of Seller and its shareholder.

           (l) Approval of the transaction by all lenders and financing entities of Seller and its Affiliates where such approval is required under the terms of any financing document.

           (m) Seller and Purchaser shall have complied with any and all applicable provisions of federal and state securities laws, rules and regulations, including the submission of financial information in such form as required thereby.

           (n) Purchaser shall have delivered to Seller a copy of the Takes Employment Agreement.

           (o) Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser on or prior to or at the Closing.

       13. CLOSING. The Closing shall take place at the offices of Seller's counsel, Rider, Weiner, Frankel & Calhelha, P.C., 655 Little Britain Road, New Windsor, New York 12550 at 2:00 p.m. on June 3, 2003 ("Closing Date"). Time is of the essence with respect to such date and this Agreement will terminate and be of no further force and effect if Closing does not occur on such date unless the parties hereto agree to an extension of the Closing Date. At the Closing, all steps shall have been taken and documents and instruments shall be delivered, in form reasonably acceptable to counsel which are necessary or appropriate to consummate the transactions.

       14. RESTRICTIVE COVENANT.
           --------------------

           (a)     As used in this paragraph:

                   (1)     "Company" means the Seller and the
Affiliates, their successors and assigns, and any of their present or future subsidiaries, or organizations controlled by, controlling, or under common control with any of them.

                   (2) "Conflicting Organization" means any person or entity which provides or is engaged in the provision of a Conflicting Service.

                   (3)     "Conflicting Service" means any post
secondary, proprietary school direct or indirect ownership, management, development, investment, or operation, each within the State of New York or Commonwealth of Massachusetts or within fifty (50) miles of any current school or branch campus location of Seller.

           (b) For a period of seven (7) years after the Closing Date, the Company shall not, without the prior written consent of
Purchaser:

                   (1) render a Conflicting Service to, or solicit in any manner, a Conflicting Organization, and shall not, directly or indirectly, engage, individually or as a partner, shareholder, owner, employee, independent contractor, investor, agent, member or principal in any business which is providing a Conflicting Service;

                   (2)     solicit any employee, teacher or
administrator of Purchaser for the purpose of selling or rendering or attempting to sell or render any Conflicting
Service,

                   (3) solicit any employee, officer, director, or agent of Purchaser for the purpose of offering employment, or work for hire, to any such person with Company or any entity owned or operated by Company, or any Conflicting Organization, or in connection with the sale or provision of any Conflicting
Service,

                   (4) interfere with, disrupt or attempt to disrupt the relationship between Purchaser and any customer, supplier, vendor or agent of Purchaser.
The provisions of this Paragraph "14(b)" shall survive the Sale or Transfer and may be assigned to the Purchaser Parties in a Sale or Transfer.

           (c) Company agrees that a breach or threatened breach on its part of any covenant in this Paragraph "14" will cause such damage to Purchaser as will be irreparable and the exact amount of which will be impossible to ascertain. Accordingly, in the event of my breach or threatened breach of such Paragraph, in addition to, and not in limitation of all and any other remedies available to it, Purchaser will be entitled to institute and prosecute proceedings, in any court of competent jurisdiction, for an injunction restraining and enjoining Seller in such manner as the court shall determine, from breaching or continuing to breach the terms of this Agreement. This Agreement shall not be construed to prohibit Purchaser from pursuing any other remedies available to Purchaser under applicable law for such breach or threatened breach, including the recovery of damages. Company further agrees that the covenants contained in this Agreement are necessary and reasonable for the protection of Purchaser's legitimate business interests and are reasonable in scope and content.


       15. OTHER CONDITIONS TO CLOSING.
           ---------------------------

           (a) Seller shall, in addition to other documents as may be reasonably required by counsel to the parties hereunder, deliver to Purchaser at the Closing the following:

                   (i) a certificate of an officer of Seller certifying that all representations and warranties of Seller in this Agreement are true and correct as of the Closing as though such representations and warranties were made as of such date.

                   (ii)    a Bill of Sale transferring all of the
Assets, and assignments of all intellectual property and proprietary interests in the form of Exhibit "D" hereto.

                   (iii) a certificate of an officer of Seller certifying as to: true and correct copies of (A) all corporate action of the Seller authorizing and approving this Agreement and the performance of the transactions contemplated hereby; (B) certificate of incorporation and by-laws and all amendments thereto; (C) signatures of duly elected and acting officers authorized to execute documents hereunder.

                   (iv)    the Escrow Agreement.

                   (v) good standing certificates of TASA, TESC and Seller dated a current date.

           (b) Purchaser shall, in addition to other documents as may be reasonably required by counsel to the parties hereunder, deliver to Seller at the Closing the following:

                   (i) a certificate of an officer of Purchaser certifying that all representations and warranties of Purchaser in this Agreement are true and correct as of the Closing as though such representations and warranties were made as of such date.

                   (ii) an officers' certificate of Purchaser certified by an officer as to: true and correct copies of (A) all corporate action of Purchaser authorizing and approving this Agreement and the performance of the transactions contemplated hereby; (B) certificate of incorporation and by-laws and all amendments thereto; (C) signatures of duly elected and acting officers authorized to execute documents hereunder.

                   (iii)   the Escrow Agreement.

                   (iv) a good standing certificate of Purchaser dated a current date.

       16. BROKER.  Purchaser represents to Seller that L.P.
           ------
Grasso and Company, Inc. rendered services for Purchaser in connection with this transaction. Seller represents to Purchaser that Parchman Vaughn & Company, LLC rendered services in connection with this transaction. Each of Seller and Purchaser agrees to hold the other parties harmless from any and all claims arising by reason of any such services and further agrees to pay any and all commissions, fees and expenses of their respective brokers in accordance with the agreement each has with such party.

       17. INDEMNIFICATION.
           ---------------

           (a) Purchaser, and Seller and the Affiliates jointly and severally as the "Seller Entities", (both the Purchaser and Seller Entities being the "Indemnifying Party") hereby agree to indemnify, defend and hold harmless the other (such party being the "Indemnified Party") from and against any and all claims, damages, liabilities, losses and expenses (including reasonable attorneys' fees) of any kind or nature whatsoever incurred or sustained by the Indemnified Part(ies) arising from or in connection with a breach by any such Indemnifying Party of any representation, warranty or covenant made by such Indemnifying Party in this Agreement (including information contained on any Schedule or Exhibit annexed hereto), or by reason of any claim, action or proceeding asserted or instituted directly resulting from any matter or thing covered by such representations, warranties or covenants; provided that the Selling Entities indemnification of Purchaser shall be limited to and shall not exceed the Indemnification Cap and shall be payable only from Seller's Portion of Net Proceeds of Sale, if any. This indemnity shall survive the Closing, but shall expire three (3) years after the Closing Date, except with respect to indemnification arising from breaches of representations of Paragraph "6(j)" hereof [related to taxes] which shall expire six (6) years after the Closing Date.

           (b) In the event that at any time or from time to time, any party shall determine that it is entitled to indemnification under Paragraph "17(a)" hereof, the Indemnified Part(ies) shall give written notice to the Indemnifying Part
(ies) and the Escrow Agent under the Escrow Agreement, specifying the basis on which indemnification is sought, the amount of the asserted loss, damage or expense, as the case may be, and requesting indemnification. In the event indemnification is determined to be required under this Agreement, it is contemplated by the parties hereto that (i) payment shall be made to the Indemnified Party at or before the time such Indemnified Party shall be required to make payment with respect to the claim, and (ii) Purchaser, in lieu of its right to seek payment from the Seller Entities, shall be required to set off such payment obligation against any monies due to Seller as Seller's Portion of Net Proceeds of Sale, unless there shall be a dispute as to the Indemnified Party(ies)' entitlement to indemnification, in which case payment or set off, as the case may be, shall be made only upon resolution of said dispute pursuant to the provisions of Paragraph "22(k)" hereof. Upon receipt of any request for indemnification, the Indemnifying Part (ies) may object thereto by delivering written notice of such objection to the Indemnified Party (ies) specifying in reasonable detail the basis on which such objection is made. Such objection shall be made within twenty (20) days of notice from the Indemnified Party requesting payment unless the Indemnifying Party shall have earlier agreed to such liability.

           (c) To the extent that a change of control of Purchaser or Seller, TASA or TESC occurs prior to the expiration of the indemnification period, each party covenants to require that the obligations of such party as an Indemnifying Party hereunder shall be assumed or otherwise guaranteed by the third party(ies) obtaining such control, or shall provide to the other party such other reasonable form of security for such obligations as is reasonably acceptable to the other party for the remaining period of the survival of such indemnification obligations. With respect to Seller Entities, any such indemnification obligation is specifically acknowledged to be limited to the amount of the Indemnification Cap remaining after all previous set offs of Purchaser permitted in this Paragraph "17".

           (d) Notwithstanding any other provision of this Agreement and any other document executed and delivered in connection herewith, Sellers' maximum liability to Purchaser hereunder, whether arising from breach of contract, breach of warranty, breach of representation or any other cause of action, shall be an amount equal to the Indemnification Cap.

       18. FURTHER ASSURANCES.  Each of the parties hereto agrees
           ------------------
that each will, whenever and as often as it shall be reasonably requested to do so by any other party hereto, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all further instruments as may be necessary or expedient in order to consummate the transactions provided for in, or contemplated by, this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement and of the documents and instruments delivered in connection therewith. This obligation shall survive closing and shall remain in force and effect until the obligations of the parties to each other have been fully satisfied.

       19. NO SHOP CLAUSE.
           --------------

           Seller agrees that it will not, nor will TASA or TESC, between the execution of this Purchase Agreement and the Closing
Date, directly or indirectly:

           (a) solicit or accept offers to sell the Assets or the Business or the stock of the Seller or enter into negotiations concerning any unsolicited offers so received;

           (b) provide information to any other party to assist the other party in evaluating a potential purchase of, or investment in, the Assets or the Business or the stock of the Seller;

           (c) use this Purchase Agreement to open negotiations with any other party who previously expressed an interest in or submitted a Letter of Intent for the purchase of the Assets of the Business or the stock of Seller.

       20. APPROVALS.  Purchaser shall be responsible for all
           ---------
costs and expenses in connection with the preparation of applications for regulatory approvals in connection with this Agreement and the transactions contemplated herein, inclusive of the First Day Balance Sheet, and including all financial information or documentation to be supplied by the Seller in connection with such applications, excepting the Closing Balance Sheet.

           (a)     State Educational Regulatory Body and Accrediting
                   -------------------------------------------------
Agency Filings Purchaser shall obtain all required accrediting
--------------
agency and state education regulatory body approvals and to make all notices to accrediting bodies and state education regulatory bodies with respect to the Institution. Purchaser's Schedule
20(a) lists each accrediting agency or state education regulatory body approval or notice that is required in connection with this agreement. Purchaser shall provide Seller's counsel, Drinker
Biddle & Reath LLP ("DBR"), and Rider, Weiner, Frankel &
Calhelha, P.C. ("RWFC") if RWFC requests, with a complete copy of any application for approval of the change of ownership, or any notification of the change of ownership within five (5) days from the date of submission.

           (b)     U.S. Department of Education Filings.  Purchaser
                   ------------------------------------
shall be responsible for ensuring that all documents necessary to compose a Materially Complete Application for a change of ownership (as that term is defined at 34 C.F.R. 600.20(g)) and to obtain a Temporary Provisional Program Participation Agreement ("TPPPA") are filed with the USDOE no later than ten (10) days
after Closing.   A copy of the final and complete USDOE
application and all other applications to regulatory authorities shall be delivered to Seller's counsel when filed and Seller's counsel shall be given a copy immediately upon receipt and advised of any inquiry or further response to each such application. Purchaser shall also be responsible for the submission of all materials required by USDOE in accordance with the terms of 34 C.F.R. Paragraph 600.20(h) or as otherwise requested by USDOE in order to extend the TPPPA for the Institution on a month to month basis, including, but not limited to the First Day
Balance Sheet showing the financial position of the Institution as of the date of Closing (after giving effect to all the transactions contemplated by this Agreement to be completed on the Closing date) in a form that is acceptable to USDOE.

           (c) Copies of any and all correspondence from USDOE received by any party, its affiliates, officers or counsel through and including the Sale Date shall be delivered to the other party and its counsel not more than five (5) days after receipt thereof.

       21. RISK OF LOSS.
           ------------

           The risk of loss to the Assets between the date of this Agreement and the Closing Date shall be upon Seller. If the loss is insured, or uninsured by not more than $50,000 , Seller shall take all commercially reasonable steps as soon as possible after any loss or damage to repair, replace and restore such property to its state and condition prior to such loss or damage. If repair, replacement and restoration exceed $50,000 of uninsured cost, Seller has the option to terminate this Agreement. If Seller is obligated to repair or elects to do so despite the uninsured cost, and such repair has not been completed on or prior to the scheduled Closing Date, Purchaser may, at its option:

           (a)     elect to terminate this Agreement;

           (b) elect to consummate the transaction on the scheduled Closing Date in which event Seller shall assign to Purchaser all of Seller's rights under any applicable insurance policies and pay to Purchaser the uninsured amount necessary to restore the lost or damaged property to its former condition; or

           (c) elect to postpone the scheduled Closing Date for a period of sixty (60) days. If, after the expiration of that sixty (60) day extension period, the lost or damaged property has not been adequately repaired, replaced or a restored, Purchaser may terminate this Agreement, and the parties shall be released and discharged from any further obligation hereunder.

       22. MISCELLANEOUS.
           -------------

           (a)     Benefits.  All of the terms and provisions of this
                   --------
Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

           (b)     Entire Agreement.  This Agreement and the Exhibits
                   ----------------
hereto contain the entire agreement among the parties with respect to the transactions contemplated herein; and no party shall be bound by nor shall be deemed to have made any representations, warranties or covenants except those contained herein. This Agreement cannot be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom the enforcement or any modification, change, discharge or termination is sought.

           (c)     Captions.  The captions of the paragraphs and
                   --------
subparagraphs of this Agreement are for convenience and reference only, and are not to be considered in construing this Agreement.

           (d)     Survival.  All covenants, representations and
                   --------
warranties contained in this Agreement, and in the documents and instruments executed and delivered in connection therewith, and any certificates furnished under any provision of this Agreement and the indemnity provisions of Paragraph "17" shall survive the execution and delivery of this Agreement and the transactions contemplated by this Agreement.

           (e)     Notices.  Any notices, request, instrument or
                   -------
other document to be given hereunder shall be in writing and, except as otherwise provided for herein, shall be delivered personally or sent by certified mail, return receipt requested, as follows:

                   (1) If to Purchaser:

                   Empire Education Corporation
                   c/o Mildred Elley School, Inc.
                   800 New Loudon Road, Suite 5120
                   Latham, NY 12110
                   Att:  Faith Takes, President

With copy to Sharon Kelly, Esq., Hodgson Russ LLP, One M&T Plaza,
Suite 2000, Buffalo, New York 14203;

                   (2) If to Seller:

                   TASA Educational Services Corporation
                   4 Hardscrabble Heights
                   Brewster, NY 10509
                   Att:  President

with copy to Maureen Crush, Esq., Rider, Weiner, Frankel &
Calhelha, P.C., 655 Little Britain Road, New Windsor, New York
12553;

or to such other address or addresses as any party may hereafter designate in writing to the other. Such notices may be sent by U.S. mail or overnight courier. If mailed, such notices shall be deemed given three (3) business days after deposit in the United States mail, properly addressed with postage affixed and sent certified mail, return receipt requested; if by overnight courier, upon delivery with evidence of same. No notice sent by email shall be deemed effective.

           (f)     Severability.  In case any one or more of the
                   ------------
provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not effect any other provision or part of a provision of this Agreement.

           (g)     Governing Law.  This Agreement shall be governed
                   -------------
by and construed in accordance with the laws of the State of New
York.

           (h)     Expenses.  Each of the parties shall pay its
                   --------
respective legal, accounting and other fees in connection with this Agreement. Purchaser shall be responsible for all costs in connection with preparing applications for regulatory approvals, including all financial information and documentation submitted with such applications, other than financial information or documentation required to be supplied by Seller under the terms of this Agreement.

           (i)     Assignment.  This Agreement may not be assigned
                   ----------
by any party hereto without the consent of the other parties, except that (i) TASA or TESC or an entity into or with which they are merged or consolidated may without the consent of any other party (other than Seller), and (ii) any other affiliate of TASA or TESC may with the consent of the other parties hereto which consent shall not be unreasonably withheld; assume all or any portion of the rights and obligations of Seller hereunder upon the dissolution or other merger or consolidation with any other entity of Seller.

           (j)     Waiver.  No failure on the part of any party to
                   ------
exercise, and no delay in exercising, any right hereunder or under any Exhibit hereto shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.
           (k)     Dispute Resolution.  The parties agree that if a
                   ------------------
dispute arises out of or relating to this Agreement, the parties shall first attempt in good faith to settle the dispute for thirty (30) days. In the event that settlement is not reached within such thirty (30) days, any party hereto may demand by written notice to the other binding arbitration seeking enforcement and resolution of the dispute founded on this Agreement. The arbitration shall be conducted by the American Arbitration Association in Dutchess County, New York, pursuant to its rules as in effect at such time; provided, however, that only one arbitrator shall be appointed to determine the matter. Any and all decisions of the arbitrator shall be final and binding on the parties hereto and shall be given the effect of a judgment and may be entered in a Court of competent jurisdiction.

           (l)     Confidentiality.  The parties acknowledge that the
                   ---------------
terms and conditions of this Agreement are confidential and will not be disclosed to any third party except to legal representatives or agents of the parties, solely in connection with Closing the transaction and specifically excepting (i) that Purchaser may disclose this Agreement as required in connection with the obligation of Purchaser to obtain financing of this transaction and to other persons at the request of such investing and financing parties, and (ii) as may be agreed in writing by the Seller and the Purchaser. Except as required by applicable securities laws, rules or regulations, neither party will make any public announcement without the prior written consent of the other party. The terms and conditions of this Agreement and the Schedules and Exhibits thereto shall remain confidential for all purposes if this Agreement terminates as provided in Paragraph
"13" or "21".

           (m)     Access to Records.  Purchaser and Seller agree to
                   -----------------
furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance
(including access to books and records by agents of either) relating to the Assets and Business as is reasonably necessary for the preparation of any return for taxes, claims for refund or audit or prosecution or defense of any claim, suit or proceeding relating to Seller, the Assets and Business. Access shall be given during reasonable business hours with prior notice so as not to unreasonably disrupt the normal business operations of either party.




            [Balance of this Page is Intentionally Blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

EMPIRE EDUCATION CORPORATION


By:_______________________________________
        Faith A. Takes, President

MILDRED ELLEY SCHOOL, INC.


By:________________________________________
        Andrew L. Simon, Treasurer

TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.


By:_______________________________________
        Andrew L. Simon, President

__________________________________________
        Faith A. Takes, individually

TASA EDUCATIONAL SERVICES CORPORATION


By:_______________________________________
        Andrew L. Simon, President

                              SCHEDULE 1(a)

                         EXCEPTIONS TO TRANSFER

1. TFC Credit Corporation
   a.      UCC-1        #094708         5/4/98    New York Secretary of State
   b.      UCC-1        #200318679350   2/28/03   Massachusetts Sec of State
           (continuation of the following:
           UCC-1        #547546         5/4/98    Massachusetts Sec of State)
   c.      UCC-1        #98-244         5/4/98    City of Pittsfield, MA
   d.      UCC-1        #98-02508       5/5/98    New York Secretary of State

2. Key Lease Plus
   a.      UCC-1        #217161         10/27/99  New York Secretary of State
   b.      UCC-1        #99-05802       10/29/99  Albany County, New York

3. Capital Bank & Trust Company
   a.      UCC-1        #116446         6/15/01   New York Secretary of State
           (continuation of the following:
           UCC-1        #203284         10/15/96  New York Secretary of State)
   b.      UCC-1        #106581         5/7/02    New York Secretary of State
   c.      UCC-1        #106585         5/7/02    New York Secretary of State
   d.      UCC-1        #0789767        5/7/02    Albany County Clerk
   e.      UCC-1        #91-03069       6/8/01    Albany County Clerk
           (continuation of the following:
           UCC-1        #96-06370       10/18/96  Albany County Clerk
   f.      UCC-1        #8789763        5/7/02    Albany County Clerk
   g.      UCC-1        #8789767        5/7/02    Albany County Clerk


4. Other
   Promissory Note and Mortgage Receivable of Paul Benedetti are assigned of record to Capital Bank and Trust Company.

                              SCHEDULE 1(b)

           PURCHASER OBLIGATIONS TO OBTAIN CONSENTS/TRANSFERS

Purchaser shall provide the following:

a. Assignments of all real property leases to Purchaser and the release of Seller and the Affiliates from all obligations thereunder;

b.      Assignments of all equipment leases;

c. Assignments of all operating agreements for the operation of the Business in the ordinary course (e.g. maintenance agreements for premises and equipment; telephone numbers and advertising; telephone systems; utilities);

d.      Assignments of all other Material Contracts.

                              SCHEDULE 2 (g)

                            MATERIAL CONTRACTS

1. Lease Agreement between Plaza at Latham, LLC, as Landlord, and Former Mildred Elley, as Tenant, dated June 5, 1998, as amended through the Closing Date.
2. Lease between Schupp Zorn Nominee Trust, as Landlord, and Former Mildred Elley, as Tenant, dated June 7, 1995 as amended through the Closing Date.
3. Capital Bank & Trust Company loans to Seller and all documents and instruments executed in connection therewith:
        a. $200,000 loan #6021478 dated June 30, 2001 as extended through the Closing Date
        b. $200,000 loan #6021517 dated June 30, 2001 as extended through the Closing Date.
4. Capital Bank & Trust Company loan to Former Mildred Elley dated October 19, 1998 in the original principal amount of $91,338.00 and all documents and instruments executed in connection therewith.
5. TFC Credit Facility Corporation lending facility and all documents and instruments executed in connection therewith.
6.      U.S. Small Business Administration loan to Former Mildred
        Elley dated March 12, 1993 in the original principal amount of $632,399.40 and all documents and instruments executed in connection therewith.
7. AlaQuest Software License Agreement Software Maintenance Agreement and Software Support Agreement.
8.      Stericycle, Inc. Biomedical Waste Service Agreement.
9.      Fleet Capital Leasing Lease Agreement #1678817.
10.     Canon Copier Agreement dated April 3, 1999.
11. Sharp Master Lease Agreement dated October 3, 2000 and schedules thereto.
12.     Sanwa Leasing Corporation Copier Lease dated August 31, 1998.
13.     BMW Financial Services Motor Vehicle Lease Agreement dated
        May 23, 2000.
14. Balloon Payment Commercial Purchase Money Promissory Note of Paul Benedetti, dated December 18, 1995, in favor of Former Mildred Elley, in the original principal amount of $210,000 and documents and instruments executed in connection therewith.
15.     KeyLease Plus Master Lease Agreement dated September 10, 1999
16.     Lease Agreement between Myron Serling, as Landlord, and
        Former Mildred Elley, as Tenant, dated July 15, 1998 as amended and extended through the Closing Date.
17.     Section 125 Mildred Elley School Flexible Benefits Plan.

                              SCHEDULE 6(B)

                 EXCEPTIONS TO SELLER'S TITLE TO ASSETS


                   See Schedule 1(a) attached hereto.

                              SCHEDULE 6(c)

                    BREACHES OF MATERIAL CONTRACTS

1. United States Small Business Administration Loan to former Mildred Elley was never assigned to MESI Acquisition Corp.

2. Promissory Note and Commercial Mortgage from Paul Benedetti assigned and held by Capital Bank & Trust Company was never further assigned to MESI Acquisition Corp.

3. Breaches of Material Contracts due to transfer of assets without obtaining consents of other parties.

                              SCHEDULE 6(d)

              NOTICES OF ACTIONS KNOWN TO SELLER OFFICERS
                          (EXCEPTING MS. TAKES)


1.      Litigation Albany Supreme Court, ID# 5714/00

2.      USDOE Administrative Action: Appeal re: late refunds

                              SCHEDULE 6(g)

             MATERIAL ADVERSE CHANGE SINCE OCTOBER 31, 2002

1.      Pending United States Department of Education Administrative
        Action

2. Pending regulatory reviews and audits disclosed in this Agreement

                              SCHEDULE 6(h)

                    PATENTS, TRADEMARKS & COPYRIGHTS

1.	d/b/a "Mildred Elley" filed for Albany County, New York

                              SCHEDULE 6 (j)

                  TAXES PAYABLE, EXTENSIONS GRANTED
Extensions

1.      New York       Year ending 10/31/02   6 Month Extension to July 15, 2003

2.      Massachusetts  Year ending 10/31/02   6 Month Extension to July 15, 2003

                              SCHEDULE 6(m)

                            REQUIRED CONSENTS

               EXCEPTING THOSE TO BE OBTAINED BY PURCHASER

                                  None.

                              SCHEDULE 6(n)

                          ENVIRONMENTAL MATTERS
1.      Services and Environmental Issues related to Stericycle,
        Inc. Biomedical Waste Services Agreement

                              SCHEDULE 6(o)

                   ERISA PLANS AND OTHER BENEFIT PLANS,

                            EMPLOYEE BENEFITS


1.      TASA-sponsored 401(k) Plan

2.      Mildred Elley Business School Personnel Guide

3.      Health Insurance - MVP, EPO 15+ Plan, MVP Prescription
        Eyewear Rider, MVP Prescription Drugs

4.      Section 125 Flexible Benefits Plan Coverage

                              SCHEDULE 6(q)

                         EXCEPTIONS TO TRANSFER

              LIENS AND ENCUMBRANCES REMAINING ON ASSETS

                   See Schedule 1(a) attached hereto

                              SCHEDULE 7(b)

                NOTICES OF ACTIONS, SUITS OR PROCEEDINGS

                          KNOWN TO TASA OR TESC

1.      Supreme Court Albany, Index # 5714/00
        Faith Takes and former Mildred Elley, as Plaintiffs

2.      United States Department of Education Administrative
        Action and Appeal re: refunds

                              SCHEDULE 20(a)

               PURCHASER'S REQUIRED REGULATORY APPROVALS

1.      ACICS Approval


2.      New York State Department of Education


3.      Massachusetts Education Department